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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): March 31, 2004


                            CASTLE ENERGY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
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         (State or Other Jurisdiction of Incorporation or Organization)


       0-10990                                         76-0035225
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(Commission File Number)                  (I.R.S. Employer Identification No.)


           357 South Gulph Road, Suite 260, King of Prussia, PA 19406
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              (Address of Principal Executive Offices) (Zip Code)

                                 (610) 992-9900
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              (Registrant's telephone number, including area code)

  One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, PA 19087
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          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.  Acquisition or Disposition of Assets

         On March 31, 2004, the Company acquired interests in 138 western Pennsylvania gas wells from Delta Petroleum Corporation (Nasdaq: DPTR) ("Delta"). The Company previously owned most of these properties through May 31, 2002 when it sold all of its United States oil and gas properties to Delta. The purchase price paid by the Company was $8,121,000 consisting of $8,000,000 for the agreed-upon purchase price as of January 1, 2004 plus $121,000 of net expenses paid by Delta from January 1, 2004 to March 31, 2004. The effective date of the purchase was January 1, 2004. The Company estimates that it will receive approximately $450,000 of purchase price adjustments at a final accounting before June 30, 2004, resulting in a net purchase price of approximately $7,671,000. Such purchase price adjustments represent estimated cash flow from the properties from January 1, 2004 to March 31, 2004 excluding the $121,000 of net expenses during that period already paid by Delta. On March 9, 2004 and March 25, 2004, the Company sold an aggregate 2,260,414 shares of Delta Common Stock for aggregate net proceeds of $20,917,797. Following these sales, the Company now owns approximately 25% of Delta

         In addition, Joseph Castle, the Company's Chairman, President and Chief Executive Officer, and John Keller and Russell Lewis, both of whom are directors of the Company, are also directors of Delta.

ITEM 7.  Financial Statements and Exhibits

         Not Applicable

                                       -1-

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CASTLE ENERGY CORPORATION


Date: April 13, 2004                     By: /s/ RICHARD E. STAEDTLER
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                                                 Richard E. Staedtler
                                                 Chief Financial Officer